UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2012

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

SECTION 1

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 22, 2012, Standex International Corporation and its wholly-owned subsidiaries, Standex Air Distribution Products, Inc. and Snappy Air Distribution Products, Inc. (together, the “Company”), entered into a definitive agreement (the “Agreement”) with BW HVAC Real Estate Holdings, LLC and BW HVAC Operations, LLC, two subsidiaries of Blue Wolf Capital Fund, II, L.P., a private equity firm (together, “Blue Wolf”), pursuant to which Blue Wolf will acquire substantially all of the assets and assume certain agreed upon liabilities of the air distribution products business of the Company, for a purchase price of approximately $16.1 million, on a cash-free, debt-free basis.  $13.1 million of the purchase price will be paid in cash at the time of closing and the remainder will be paid pursuant to a five-year promissory note.  The note will be fully secured by a priority security interest taken by the Company in real estate sold as part of the transaction.  The cash portion of the purchase price is subject to a post-closing adjustment tied to the level of working capital of the business at the time of the closing.

Under the Agreement, the Company has indemnified Blue Wolf for the employer’s proportionate share of the unfunded liabilities (the “Withdrawal Liability”) related to union-sponsored multi-employer pension plans covering bargaining unit employees at two facilities of the air distribution products business.  This Withdrawal Liability would be triggered only if Blue Wolf’s participation in the plans terminates at some point in the future.  The Company’s estimate of the fair value of the Withdrawal Liability at December 31, 2011 is approximately $3.2 million.

The Agreement contains customary representations, warranties and covenants made by both parties and the closing of the transaction is contingent upon each party’s satisfaction that the representations and warranties made by the other are accurate as of the time of closing.  The closing is subject to standard closing conditions, all of which the Company expects will be satisfied.  The closing is not subject to the receipt of any government, regulatory or third party approvals.  The closing is anticipated to occur on or shortly before the end of the Company’s third fiscal quarter on March 31, 2012.

As a result of the transaction, the Company anticipates reporting charges in the range of $0.18 to $0.23 per share, post-tax, in discontinued operations during the current third quarter of fiscal 2012.

SECTION  8

Item 8.01  -  OTHER EVENTS.

On February 22, 2012, the Company issued a Press Release announcing the execution of the Agreement referenced in Item 1.01 above.  A copy of the Press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

 SECTION  9

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

The following exhibit is provided as part of the information furnished under Item 8.01 of this Current Report on Form 8-K.

Exhibit No.

Description

99

Press Release of Standex International Corporation dated February 22, 2012

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995 (the “Act”) that are intended to come within the safe harbor protection provided by the Act.  By their nature, all forward-looking statements involve risks and uncertainties, and actual outcomes may differ materially from those contemplated by the forward-looking statements.  Several factors that could materially affect the sale of the air distribution products business and its impact on the Company are the inability of either party to the Agreement to meet the conditions to closing set forth in the Agreement, variations from the Company’s estimates in the actual financial impact of the sale, including the actual amount of any withdrawal liability associated with any future termination of the multi-employer pension plans, and the condition of the ADP business after the sale, which may depend upon, among other things, general economic conditions, the strength of the residential construction market, the cost and availability of raw materials and the continued ability of the business to implement cost reductions.  Factors that could materially affect the Company’s actual results are identified in the note regarding forward-looking statements which is contained in the press release attached as Exhibit 99, as well as in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 and subsequent periodic reports filed by the Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Thomas DeByle
Thomas DeByle Chief Financial Officer

Date: February 22, 2012

Signing on behalf of the registrant and as principal financial officer